Exhibit 10.1

AMENDMENT 2015-1

TO THE

DEVON ENERGY CORPORATION

BENEFIT RESTORATION PLAN

The Devon Energy Corporation Benefit Restoration Plan (the “Plan”) is amended, effective February 1, 2015, as follows:

1. Section 4.1(b) of the Plan (“Determination of Target Benefit”) is amended to delete the first flush paragraph thereof and replace it to read as follows:

“(b) Determination of Target Benefit. Except as otherwise set forth in Appendix A hereto, a Participant’s “Target Benefit” shall be the benefit the Participant would have been entitled to receive under the Retirement Plan if all of the following paragraphs (i) through (iv) applied:”

2. A new Appendix A is added to the Plan to read as follows:

“APPENDIX A

A. Notwithstanding anything in Section 4.1 to the contrary, in the event the Participant identified in the table below retires before his or her “Normal Retirement Date,” the “Target Benefit” of such Participant shall be determined as if the Participant satisfied the minimum age and “Years of Credited Service” requirements to be eligible for an “Early Retirement Date” under the Retirement Plan.

Employee Number	Date of Birth
10634	February 10, 1961

B. For purposes of this Appendix A, the terms “Normal Retirement Date,” “Years of Credited Service” and “Early Retirement Date” shall have the meanings assigned in the Retirement Plan.”

IN WITNESS WHEREOF, Devon Energy Corporation (acting through its authorized delegate) has caused this Amendment 2015-1 to the Plan to be executed this 15th day of April 2015.

DEVON ENERGY CORPORATION

By:	/s/ Frank W. Rudolph
Name:	Frank W. Rudolph
Title:	Executive Vice President Human Resources